SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY HANSBERGER GLOBAL VALUE FUND

Sub-Item 77Q1

Registrant incorporates by reference Registrant's
Supplement to the Prospectus and the Statement of Additional Information dated October 1, 2005 filed on September 30, 2005.
(Accession No. 0001193125-05-194804)